UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report (Date of earliest event reported): September 18, 2007
AMERICAN REALTY INVESTORS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-15663	75-2847135
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File No.)	Identification No.)

1800 Valley View Lane, Suite 300
Dallas, Texas	75234
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 469-522-4200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01. Other Events
     Three separate but recently consolidated legal proceedings have existed involving matters between Sunset Management LLC (“Sunset”) and the Registrant and/or Basic Capital Management, Inc. (“BCM”) over pledges as collateral for certain loans of a number of shares of Common Stock of Transcontinental Realty Investors, Inc. (“TCI”). The three cases which have continued for some time were all pending in the United States District Court, Eastern District of Texas, Sherman Division under Master Case No. 4:06-CV-00018 (collectively the “Sunset Litigation”). On September 18, 2007, the various parties to the Sunset Litigation entered into a Forbearance and Settlement Agreement which resolved the Sunset Litigation. The parties to the Forbearance and Settlement Agreement include Sunset, the Registrant, BCM, three of the Registrants subsidiaries (American Realty Trust, Inc., EQK Holdings, Inc. and ART Williamsburg, Inc.), Syntek West, Inc., Triad Realty Services, Ltd. and Regis Realty, Inc. Under the terms of the Forbearance and Settlement Agreement, the Registrant and others have the opportunity to satisfy, by two different alternatives for $38,500,000, or in another alternative $40,000,000 plus interest, in payments spread through October 19, 2009, a judgment of $62,000,000 which Sunset will forbear from enforcing if the terms of the payout arrangements are met. Approximately $8,200,000 is currently held in an escrow account which will be applied by October 1, 2007 against the payments to be made. To secure the obligation, the Registrant’s subsidiaries will continue a pledge in favor of Sunset of not less than 44% of all of the issued and outstanding Stock of TCI, others will continue an assignment of the rights of various parties under eight separate agreements and Sunset will continue to hold certain proxies over the TCI Common Stock pledged to it. The Forbearance and Settlement Agreement contains an allocation of the funds to be paid to the repayment of principal ($15,000,000) and the balance to interest and fees in various categories. The registrant’s portion of the principal amount is $5,000,000. The Forbearance and Settlement Agreement brings to an end litigation among the parties which existed for almost the last five years, fixes as a certainty the amount of the indebtedness to Sunset and provides a payout method of such indebtedness.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
     The following exhibit is furnished with this Report:

Exhibit Designation	Description of Exhibit

10.3*	Forbearance and Settlement Agreement dated September 18, 2007 among Sunset Management, LLC, EQK Holdings, Inc., American Realty Trust, Inc., Basic Capital Management, Inc., American Realty Investors, Inc., ART Williamsburg, Inc., Syntek West, Inc., Triad Realty Services, LP and Regis Realty, Inc.

*	Furnished herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this report to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: September 24, 2007	AMERICAN REALTY INVESTORS, INC.
	By:	/s/ Steven A. Abney
Steven A. Abney, Executive Vice
President and Chief Financial Officer